Citrin Cooperman & Company, LLP
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Certified Public Accountants






                                        December 9, 2002


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:

         We have read Item 4 included in the Form 8-K dated December 2, 2002, of V- Formation, Inc. filed with the Securities and Exchange Commission and, except for the Company's efforts to identify and engage a replacement independent accountant (of which we have no knowledge), are in agreement with the statements contained therein.

                                       Very truly yours,

                                       s/Citrin Cooperman & Company, LLP

                                       CITRIN COOPERMAN & COMPANY, LLP


cc:  Mr. Richard Stelnick, Chief Executive Officer











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